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                                                                 EXHIBIT 23.3



                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and related prospectus pertaining to the Sync Research, Inc. Amended and Restated 1991 Stock Plan and the Sync Research, Inc. Amended and Restated 1995 Directors' Stock Option Plan of our report dated June 13, 1996, except as to Note 11 which is as of August 23, 1996, relating to the financial statements of TyLink Corporation appearing in the Form 10-K of Sync Research, Inc. for the year ended December 31, 1997.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
August 20, 1998